Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Fourth Quarter Revenue of $19 million

Revenue growth of 33% compared to the prior quarter

AURORA, IL, May 20, 2015 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2015 fourth quarter ended March 31, 2015.
Consolidated revenue was $18.6 million, consisting of $7.1 million from the In-Building Wireless (IBW) segment and $11.5 million from the Communication Solutions Group (CSG) segment.
“Despite conservative capital spending by the major North American wireless service providers, our fiscal fourth quarter performance experienced steady improvement in order momentum and a solid increase in overall revenue,” said Tom Gruenwald, CEO of Westell Technologies. “Orders are off to a good start so far in the fiscal first quarter and we are continuing our relentless focus on improving profit margins and cash flow. We are also preparing for the release of a new IBW product that we plan on announcing by quarter-end.”

On a GAAP basis, the Company recorded a net loss in the quarter ended March 31, 2015 of $13.0 million or $0.22 per share, compared to a net loss of $27.5 million or $0.46 per share in the quarter ended December 31, 2014. The current quarter GAAP results included $5.3 million of charges, consisting of $3.2 million for the previously announced restructuring and $2.1 million related to the departure of the former CEO. The prior quarter GAAP results included a $20.5 million non-cash charge for goodwill impairment.

On a non-GAAP basis, the Company recorded a net loss of $5.5 million or $0.09 per share, compared to a non-GAAP net loss of $4.8 million or $0.08 per share in the prior quarter. The larger sequential non-GAAP net loss was primarily due to an unusually low gross margin in the current quarter, primarily as a result of higher-than-normal excess and obsolete inventory costs. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP measures.
Cash and short-term investments were $37.9 million at March 31, 2015, compared to $42.9 million at December 31, 2014. The decrease was driven by the net loss and employee severance payments.

In-Building Wireless (IBW) Segment
IBW segment revenue was $7.1 million in the quarter ended March 31, 2015, up 31% from $5.4 million in the quarter ended December 31, 2014. The sequential revenue increase was driven by record quarterly sales of our active DAS conditioner or UDIT (Universal DAS Interface Tray). Gross profit was $1.6 million and gross margin was 23.0%, compared to $1.9 million and 35.3% in the prior quarter. Gross profit and gross margin decreased largely as a result of higher excess and obsolete inventory costs. IBW R&D expenses were $2.3 million in both the current and prior quarter. As a result, IBW segment loss was $0.7 million, compared to $0.4 million in the quarter ended December 31, 2014.
Communication Solutions Group (CSG) Segment
CSG segment revenue was $11.5 million in the quarter ended March 31, 2015, up 34% from $8.6 million in the quarter ended December 31, 2014. The sequential revenue increase was driven by higher sales of tower mounted amplifiers (TMAs) and system integration projects, partly offset by lower intelligent site management (ISM) revenue. Gross profit was $3.0 million and gross margin was 26.4% compared to $2.5 million and 28.8% in the prior quarter. Gross profit increased due to the higher revenue while gross margin decreased due primarily to a less favorable mix. CSG R&D expenses were $1.9 million, compared to $2.0 million in the prior quarter. As a result, CSG segment profit was $1.1 million, compared to $0.5 million in the quarter ended December 31, 2014.
Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, May 21, 2015, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at http://www.directeventreg.com/registration/event/8390567. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone by dialing +1 (888) 869-1189 or +1 (706) 643-5902 no later than 9:15 AM Eastern Time on May 21, and using confirmation number 8390567.
This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time after the call ends.
About Westell
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect.  The Company's comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance.  With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2014, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,				Twelve Months Ended March 31,
	2015		2014 (adjusted (1) (2))		2015		2014 (adjusted (1) (2))
Revenue	$18,613		$24,421		$84,127		$102,073
Gross profit	4,666		8,090		26,810		40,461
Gross margin	25.1%		33.1%		31.9%		39.6%
Operating expenses:
Sales & marketing	3,343		3,555		12,407		13,304
Research & development	4,220		3,494		17,348		11,339
General & administrative	5,547		3,827		14,678		14,027
Intangibles amortization	1,520		1,301		6,377		4,889
Restructuring	3,188	(3)	62		3,243	(3)	335
Goodwill impairment	—		—		31,102	(4)	—
Total operating expenses	17,818		12,239		85,155		43,894
Operating loss from continuing operations	(13,152)		(4,149)		(58,345)		(3,433)
Other income (expense), net	(18)		7		(2)		(56)
Loss before income taxes and discontinued operations	(13,170)		(4,142)		(58,347)		(3,489)
Income tax benefit (expense)	31		8,585	(5)	201		8,460	(5)
Net income (loss) from continuing operations	(13,139)		4,443		(58,146)		4,971
Income (loss) from discontinued operations, net of income tax	139		(6)		139		(45)
Net income (loss)	$(13,000)		$4,437		$(58,007)		$4,926
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.22)		$0.08		$(0.97)		$0.08
Basic net income (loss) from discontinued operations	—		—		—		—
Basic net income (loss)	$(0.22)		$0.08		$(0.97)		$0.08
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.22)		$0.07		$(0.97)		$0.08
Diluted net income (loss) from discontinued operations	—		—		—		—
Diluted net income (loss)	$(0.22)		$0.07		$(0.97)		$0.08
Weighted-average number of shares outstanding:
Basic	60,286		59,109		59,985		58,786
Diluted	60,286		60,971		59,985		60,048
(1) In the first quarter of fiscal year 2015, the Company voluntarily changed its method of accounting for the classification of costs related to shipping and handling to cost of revenue. In previous periods, these shipping and handling costs were included as a component of sales and marketing expenses. Previously reported amounts for fiscal year 2014 have been restated to reflect this change. The Company filed the preferability letter regarding the change in accounting principle as an exhibit to its June 30, 2014 Form 10-Q.
(2) The results of operations relating to CSI are included in the Company's Consolidated Financial Statements from the March 1, 2014, acquisition date. Certain amounts have been adjusted to reflect measurement period adjustments related to the CSI acquisition.
(3) The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters.
(4) The Company recorded a non-cash charge of $31.1 million to record an impairment of the full carrying amount of goodwill.

(5) In fiscal year 2014, the Company acquired Kentrox and CSI in stock transactions. Deferred tax liabilities of $8.8 million resulted from the acquisitions relating primarily to acquired intangible assets. The Company's anticipated ability to realize deferred tax assets from the reversal of these deferred tax liabilities resulted in a partial reversal of valuation allowance related to the Company's deferred tax assets. Income tax expense, excluding the impact of the acquisitions noted above, was primarily from state income tax expense in non-unitary states and state taxes based on gross margin, not taxable income.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2015	March 31, 2014
Assets:		(adjusted (1))
Cash and cash equivalents	$14,026	$35,793
Short-term investments	23,906	15,584
Accounts receivable, net	11,845	15,831
Inventories	16,205	24,056
Prepaid expenses and other current assets	3,285	1,952
Deferred income tax assets	973	899
Land held-for-sale	264	264
Total current assets	70,504	94,379
Property and equipment, net	3,603	2,681
Goodwill	—	31,102
Intangible assets, net	25,942	32,319
Other non-current assets	258	393
Total assets	$100,307	$160,874
Liabilities and Stockholders’ Equity:
Accounts payable	$4,011	$7,508
Accrued expenses	4,131	7,315
Accrued restructuring	1,161	57
Contingent consideration	1,184	2,067
Deferred revenue	2,415	1,774
Total current liabilities	12,902	18,721
Deferred revenue non-current	751	787
Deferred income tax liability	1,019	1,072
Accrued restructuring non-current	1,642	0
Contingent consideration non-current	400	574
Other non-current liabilities	409	528
Total liabilities	17,123	21,682
Total stockholders’ equity	83,184	139,192
Total liabilities and stockholders’ equity	$100,307	$160,874

(1) Certain amounts have been adjusted to reflect measurement period adjustments related to the CSI acquisition.

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Twelve Months Ended March 31,
	2015	2014 (adjusted (1))
Cash flows from operating activities:
Net income (loss)	$(58,007)	$4,926
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,416	5,511
Goodwill impairment	31,102	—
Stock-based compensation	2,605	1,871
Restructuring	3,243	335
Deferred taxes	(127)	(8,990)
Other	140	41
Changes in assets and liabilities:
Accounts receivable	3,986	(2,139)
Inventories	8,186	595
Accounts payable and accrued expenses	(6,912)	(1,081)
Other	(919)	528
Net cash provided by (used in) operating activities	(9,287)	1,597
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	(8,322)	8,765
Acquisitions, net of cash acquired	(304)	(66,170)
Purchases of property and equipment	(2,137)	(443)
Changes in restricted cash	—	2,500
Net cash used in investing activities	(10,763)	(55,348)
Cash flows from financing activities:
Payment of contingent consideration	(1,104)	—
Purchase of treasury stock	(863)	(359)
Proceeds from stock options exercised	257	1,677
Net cash provided by (used in) financing activities	(1,710)	1,318
(Gain) loss of exchange rate changes on cash	(7)	(7)
Net decrease in cash and cash equivalents	(21,767)	(52,440)
Cash and cash equivalents, beginning of period	35,793	88,233
Cash and cash equivalents, end of period	$14,026	$35,793

(1) Certain amounts have been adjusted to reflect measurement period adjustments related to the CSI acquisition.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2015
	IBW	CSG	Total
Revenue	$7,082	$11,531	$18,613
Cost of revenue	5,456	8,491	13,947
Gross profit	1,626	3,040	4,666
Gross margin	23.0%	26.4%	25.1%
Operating expenses:
Research & development	2,315	1,905	4,220
Segment (loss) profit	$(689)	$1,135	446
Sales & marketing			3,343
General & administrative			5,547
Intangible amortization			1,520
Restructuring (1)			3,188
Operating loss			(13,152)
Other expense			(18)
Income tax (expense) benefit			31
Net loss from continuing operations			$(13,139)

	Three Months Ended March 31, 2014 (adjusted (2))
	IBW	CSG	Total
Revenue	$8,218	$16,203	$24,421
Cost of revenue	5,631	10,700	16,331
Gross profit	2,587	5,503	8,090
Gross margin	31.5%	34.0%	33.1%
Operating expenses:
Research & development	807	2,687	3,494
Segment profit	$1,780	$2,816	4,596
Sales & marketing			3,555
General & administrative			3,827
Restructuring			62
Intangible amortization			1,301
Operating loss			(4,149)
Other income			7
Income tax (expense) benefit (3)			8,585
Net income from continuing operations			$4,443

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters.

(2)	Certain amounts have been adjusted to reflect measurement period adjustments related to the CSI acquisition.

(3)
In fiscal year 2014, the Company acquired Kentrox and CSI in stock transactions. Deferred tax liabilities of $8.8 million resulted from the acquisitions relating primarily to acquired intangible assets. The Company's anticipated ability to realize deferred tax assets from the reversal of these deferred tax liabilities resulted in a partial reversal of valuation allowance related to the Company's deferred tax assets. Income tax expense, excluding the impact of the acquisitions noted above, was primarily from state income tax expense in non-unitary states and state taxes based on gross margin, not taxable income.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Twelve Months Ended March 31, 2015
	IBW	CSG	Total
Revenue	$37,714	$46,413	$84,127
Cost of revenue	23,999	33,318	57,317
Gross profit	13,715	13,095	26,810
Gross margin	36.4%	28.2%	31.9%
Operating expenses:
Research & development	8,955	8,393	17,348
Segment profit	$4,760	$4,702	9,462
Sales & marketing			12,407
General & administrative			14,678
Intangible amortization			6,377
Restructuring (1)			3,243
Goodwill impairment (2)			31,102
Operating loss			(58,345)
Other expense			(2)
Income tax (expense) benefit			201
Net loss from continuing operations			$(58,146)

	Twelve Months Ended March 31, 2014 (adjusted (3))
	IBW	CSG	Total
Revenue	$13,096	$88,977	$102,073
Cost of revenue	8,935	52,677	61,612
Gross profit	4,161	36,300	40,461
Gross margin	31.8%	40.8%	39.6%
Operating expenses:
Research & development	1,360	9,979	11,339
Segment profit	$2,801	$26,321	29,122
Sales & marketing			13,304
General & administrative			14,027
Intangible amortization			4,889
Restructuring			335
Operating loss			(3,433)
Other expense			(56)
Income tax (expense) benefit (4)			8,460
Net income from continuing operations			$4,971

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters.

(2)	The Company recorded a non-cash charge of $31.1 million to record an impairment of the full carrying amount of goodwill.

(3)	Certain amounts have been adjusted to reflect measurement period adjustments related to the CSI acquisition.

(4)
In fiscal year 2014, the Company acquired Kentrox and CSI in stock transactions. Deferred tax liabilities of $8.8 million resulted from the acquisitions relating primarily to acquired intangible assets. The Company's anticipated ability to realize deferred tax assets from the reversal of these deferred tax liabilities resulted in a partial reversal of valuation allowance related to the Company's deferred tax assets. Income tax expense, excluding the impact of the acquisitions noted above, was primarily from state income tax expense in non-unitary states and state taxes based on gross margin, not taxable income.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014 (adjusted)	2015	2014 (adjusted)
GAAP net income (loss)	$(13,000)	$4,437	$(58,007)	$4,926
Adjustments:
Inventory fair value step-up (1)	36	971	576	2,298
Deferred revenue adjustment (1)	64	169	386	2,089
Amortization of intangibles (2)	1,520	1,301	6,377	4,889
Income taxes (3)	—	(8,824)	—	(8,824)
Restructuring (4)	3,188	62	3,243	335
CEO severance (5)	1,801	—	1,801	—
Stock-based compensation (6)	977	578	2,605	1,871
Land impairment	108	—	108	—
Goodwill impairment (7)	—	—	31,102	—
(Income) loss from discontinued operations (8)	(227)	6	(227)	45
Total adjustments	7,467	(5,737)	45,971	2,703
Non-GAAP net income (loss)	$(5,533)	$(1,300)	$(12,036)	$7,629
GAAP net income (loss) per common share:
Basic	$(0.22)	$0.08	$(0.97)	$0.08
Diluted	$(0.22)	$0.07	$(0.97)	$0.08
Non-GAAP net income (loss) per common share:
Basic	$(0.09)	$(0.02)	$(0.20)	$0.13
Diluted	$(0.09)	$(0.02)	$(0.20)	$0.13
Average number of common shares outstanding:
Basic	60,286	59,109	59,985	58,786
Diluted	60,286	60,971	59,985	60,048

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
GAAP operating expenses	17,818	12,239	85,155	43,894
Adjustments:
Amortization of intangibles (2)	(1,520)	(1,301)	(6,377)	(4,889)
Restructuring (4)	(3,188)	(62)	(3,243)	(335)
CEO severance (5)	(1,801)	—	(1,801)	—
Stock-based compensation (6)	(953)	(560)	(2,516)	(1,818)
Land impairment	(108)	—	(108)	—
Goodwill impairment (7)	—	—	(31,102)	—
Total adjustments	(7,570)	(1,923)	(45,147)	(7,042)
Non-GAAP operating expense	10,248	10,316	40,008	36,852

	Three Months Ended March 31, 2015			Three Months Ended December 31, 2014
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - consolidated	$18,613	$4,666	25.1%	$14,043	4,395	31.3%
Deferred revenue adjustment (1)	64	64		64	64
Inventory fair value step-up (1)	—	36		—	79
Stock-based compensation (6)	—	24		—	22
Non-GAAP - consolidated	18,677	4,790	25.6%	14,107	4,560	32.3%
The Company prepares its financial statements based on U.S. Generally Accepted Accounting Principles (GAAP). The schedules above reconcile the Company's GAAP financial measures to the most directly comparable GAAP measure. Management believes that non-GAAP operating results provide meaningful supplemental information to investors. Management also believes that the non-GAAP results reflect the Company's core performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and on March 1, 2014, the Company purchased Kentrox and CSI, respectively, which required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized in the periods presented.

(2)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(3)
In fiscal year 2014, the Company acquired Kentrox and CSI in stock transactions. Deferred tax liabilities of $8.8 million resulted from the acquisitions relating primarily to acquired intangible assets. The Company's anticipated ability to realize deferred tax assets from the reversal of these deferred tax liabilities resulted in a partial reversal of valuation allowance related to the Company's deferred tax assets. The fiscal year 2014 adjustment removes the related income tax benefit. The Company is in a full valuation allowance in fiscal year 2014. The fiscal year 2013 adjustment removes the tax benefits recorded in fiscal year 2013 to reflect the tax result had the Company been in a full valuation allowance in fiscal year 2013.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	The Company recorded severance benefits related to the departure of the former CEO.

(6)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting.

(7)	The Company recorded a non-cash charge of $31.1 million during fiscal 2015 to record the impairment of the full carrying value of the Company's goodwill.

(8)	Historical results of operations of the CNS division and ConferencePlus are presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375-4740 tminichiello@westell.com